ESCROW AGREEMENT

THIS made as of the 27 day of February, 2014.

AMONG:

BLOX, INC., a corporation incorporated under the laws of the State of Nevada

(the “Company”)

AND:

ROBERT ABENANTE, an individual having an address of 600 – 666 Burrard Street, BC V6C 3P6

(the “Consultant”)

AND:

CLARK WILSON LLP, of 900 – 885 West Georgia Street, Vancouver, BC V6C 3H1

(the “Escrow Agent”)

WHEREAS:

A.    The Company has entered into a Consulting Agreement (the “Consulting Agreement”) with the Consultant, whereby the Consultant has agreed to provide certain services in consideration for, among other things, the issuance of:

(a)	9,233,860 shares of common stock in the capital of the Company (the “Initial Share”) and warrants (the “Warrants”) to purchase up to 8,000,000 shares (the “Warrant Shares”), and

(b)	up to 10% of the total number of shares of common stock in the capital of the Company (the “Quivira Shares”) and securities of the Company (the “Quivira Securities”) that are otherwise exercisable or convertible into shares (the “Quivira Securities Shares”) that are issued in connection with the acquisition by the Company of Quivira Gold Ltd. from the shareholder thereof (the “Quivira Transaction”) on a fully-diluted basis which issuance will occur on the closing date of the Quivira Transaction (the “Quivira Closing Date”);

B.                                         Pursuant to the terms of the Consulting Agreement, the Company and the Consultant have agreed that the Initial Shares, the Warrant Shares, and any Quivira Shares or Quivira Securities Shares issuable to the Consultant  (the “Escrowed Securities”) are to be held in escrow pursuant to the terms of this Agreement;

C.                                         The Company and the Consultant wish to appoint the Escrow Agent to accept, hold and deliver the Escrowed Securities pursuant to the terms of this Agreement; and

D.                                        The Company and the Consultant have agreed that the Escrowed Securities will be held by the Escrow Agent and released only in accordance with the terms of this Agreement.

THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties covenant and agree as follows:

1.	INTERPRETATION

1.1	In this Agreement:

(a)	the headings have been inserted for convenience of reference only and in no way define, limit, or enlarge the scope or meaning of the provisions of this Agreement;

(b)	all references to any party, whether a party to this Agreement or not, will be read with such changes in number and gender as the context or reference requires; and

(c)	when the context hereof makes it possible, the word “person” includes in its meaning any firm and any body corporate or politic.

2.	DEPOSIT INTO ESCROW

2.1	The Company and the Consultant will undertake all acts to deliver the Escrowed Securities and the requisite number of stock power of attorneys to reflect the number of share certificates deposited, signature guaranteed as required by the transfer agent of the Company (the “PAs”) to the Escrow Agent. The Escrow Agent will hold the Escrowed Securities and the PAs in escrow subject to the terms and conditions of this Agreement.

2.2	The Consultant and the Company agree that any Warrant Shares issued upon the exercise of the Warrants that have not been released from escrow will be delivered to the Escrow Agent.

2.3	The Consultant and the Company agree that any Quivira Securities Shares issued upon the exercise of the Quivira Securities that have not been released from escrow will be delivered to the Escrow Agent.

3.	ESCROW PROVISIONS

3.1	The Company and the Consultant hereby direct the Escrow Agent to retain the Escrowed Securities and the PAs and not to cause anything to be done to release the same from escrow except in accordance with this Agreement. The Escrow Agent accepts its responsibilities hereunder and agrees to perform them in accordance with the terms hereof.

3.2	Unless prohibited by an order of a court of competent jurisdiction and subject to Section 3.4, the Escrow Agent will release from escrow and deliver to the Consultant the number of Initial Shares and Warrant Shares as equal to:

(a)	25% of the Initial Shares and Warrant Shares, if any, on the Start Date (as defined in the Consulting Agreement);

(b)	25% of the Initial Shares and Warrant Shares, if any, on the date that is six months from the Start Date;

(c)	25% of the Initial Shares and Warrant Shares, if any, on the date that is 12 months from the Start Date; and

(d)	25% of the Initial Shares and Warrant Shares, if any, on the date that is 18 months from the Start Date.

3.3	Unless prohibited by an order of a court of competent jurisdiction and subject to Section 3.4, the Escrow Agent will release from escrow and deliver to the Consultant the number of Quivira Shares and Quivira Securities Shares as equal to:

(a)	25% of the Quivira Shares and Quivira Securities Shares, if any, on the Quivira Closing Date;

(b)	25% of the Quivira Shares and Quivira Securities Shares, if any, on the date that is six months from the Quivira Closing Date;

(c)	25% of the Quivira Shares and Quivira Securities Shares, if any, on the date that is 12 months from the Quivira Closing Date; and

(d)	25% of the Quivira Shares and Quivira Securities Shares, if any, on the date that is 18 months from the Quivira Closing Date.

3.4	In the event that the Company informs the Escrow Agent that the Consultant does not hold the position of Chief Executive Officer of the Company, or another executive officer position or director with the Company or an affiliate of the Company, then:

(a)	all Escrowed Securities and the PAs not released from escrow shall be delivered by the Escrow Agent to the Company and upon receipt thereof, the Company shall promptly return such shares to treasury for cancellation without consideration in accordance with NRS 78.211; and

(b)	all Warrants or Quivira Securities shall be terminated and the Consultant may not exercise the Warrants or Quivira Securities.

3.5	The Escrow Agent will release any remaining PAs to the Consultant when all of the Escrowed Securities have been released.

4.	ESCROW AGENT

4.1	In exercising the rights, duties and obligations prescribed or confirmed by this Agreement, the Escrow Agent will act honestly and in good faith and will exercise that degree of care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

4.2	The Company and the Consultant agree from time to time and at all times hereafter well and truly to save, defend and keep harmless and fully indemnify the Escrow Agent, its successors and assigns from and against all loss, costs, charges, suits, demands, claims, damages and expenses which the Escrow Agent, its successors or assigns may at any time or times hereafter bear, sustain, suffer or be put unto for or by reason or on account of its acting pursuant to this Agreement or anything in any manner relating thereto or by reason of the Escrow Agent’s compliance in good faith with the terms hereof.

4.3	In case proceedings should hereafter be taken in any court respecting the Escrowed Securities, the Escrow Agent will not be obliged to defend any such action or submit its rights to the court until it has been indemnified by other good and sufficient security in addition to the indemnity given in section 4.2 against its costs of such proceedings.

4.4	The Escrow Agent will have no responsibility in respect of loss of the Escrowed Securities except the duty to exercise such care in the safekeeping thereof as it would exercise if the Escrowed Securities belonged to the Escrow Agent. The Escrow Agent may act on the advice of counsel but will not be responsible for acting or failing to act on the advice of counsel.

4.5	The Escrow Agent will not be bound in any way by any contract between the other parties hereto whether or not it has notice thereof or of its terms and conditions and the only duty, liability and responsibility of the Escrow Agent will be to hold the Escrowed Securities and the PAs as herein directed and to pay and deliver the same to such persons and other such conditions as are herein set forth. The Escrow Agent will not be required to pass upon the sufficiency of any of the Escrowed Securities to ascertain whether or not the person or persons who have executed, signed or otherwise issued or authenticated the said documents have authority to so execute, sign or authorize, issue or authenticate the said documents or any of them, or that they are the same persons named therein or otherwise to pass upon any requirement of such instruments that may be essential for their validity, but it shall be sufficient for all purposes under this Agreement insofar as the Escrow Agent is concerned that the said documents are deposited with it as herein specified by the parties executing this Agreement with the Escrow Agent.

4.6	In the event that the Escrowed Securities are attached, garnished or levied upon under any court order, or if the delivery of such property is stayed or enjoined by any court order or if any court order, judgment or decree is made or entered affecting such property or affecting any act by the Escrow Agent, the Escrow Agent may, in its sole discretion, obey and comply with all writs, orders, judgments or decrees so entered or issued, whether with or without jurisdiction, notwithstanding any provision of this Agreement to the contrary. If the Escrow Agent obeys and complies with any such writs, orders, judgments or decrees, it will not be liable to any of the parties hereto or to any other person, form or corporation by reason of such compliance, notwithstanding that such writs, orders, judgments or decrees may be subsequently reversed, modified, annulled, set aside or vacated.

4.7	Except as herein otherwise provided, the Escrow Agent is authorized and directed to disregard in its sole discretion any and all notices and warnings which may be given to it by any of the parties hereto or by any other person, firm, association or corporation. It will, however, at its sole discretion, obey the order, judgment or decree of any court of competent jurisdiction, and it is hereby authorized to comply with and obey such orders, judgments or decrees and in case of such compliance, it shall not be liable by reason thereof to any of the parties hereto or to any other person, firm, association or corporation, even if thereafter any such order, judgment or decree may be reversed, modified, annulled, set aside or vacated.

4.8	If the Escrow Agent receives any valid court order contrary to the instructions contained in this Agreement, the Escrow Agent may continue to hold the Escrowed Securities and the PAs until the lawful determination of the issue between the parties hereto.

4.9	If written notice of protest is made by the Company or the Consultant to the Escrow Agent to any action contemplated by the Escrow Agent under this Agreement, and such notice sets out reasons for such protest, the Escrow Agent may at its sole discretion continue to hold the Escrowed Securities and the PAs until the right to the documents is legally determined by a court of competent jurisdiction or otherwise.

4.10	The Escrow Agent may resign as Escrow Agent by giving not less than five (5) days’ notice thereof to the Company and the Consultant. The Company and the Consultant may terminate the Escrow Agent by giving not less than five (5) days’ notice to the Escrow Agent. The resignation or termination of the Escrow Agent will be effective and the Escrow Agent will cease to be bound by this Agreement on the date that is five (5) days after the date of receipt of the termination notice given hereunder or on such other date as the Escrow Agent, the Company and the Consultant may agree upon. All indemnities granted to the Escrow Agent herein will survive the termination of this Agreement or the termination or resignation of the Escrow Agent. In the event of termination or resignation of the Escrow Agent for any reason, the Escrow Agent shall, within that five (5) days’ notice period deliver the Escrowed Securities and the PA to the new escrow agent to be named by the Company and the Consultant.

4.11	Notwithstanding anything herein to the contrary, the Escrow Agent may act upon any written instructions given jointly by the Company and the Consultant.

4.12	Notwithstanding anything to the contrary contained herein, in the event of any dispute arising between the Company and the Consultant, this Agreement or any matters arising thereto, the Escrow Agent may in its sole discretion deliver and interplead the Escrowed Securities and the PAs into court and such delivery and interpleading will be an effective discharge to the Escrow Agent.

5.	FEES

5.1	The Company will pay all of the compensation of the Escrow Agent and will reimburse the Escrow Agent for any and all reasonable expenses, disbursements and advances made by the Escrow Agent in the performance of its duties hereunder, including reasonable fees, expenses and disbursements incurred by its counsel.

6.	GENERAL

6.1	Except as herein otherwise provided, no subsequent alteration, amendment, change, or addition to this Agreement will be binding upon the parties hereto unless reduced to writing and signed by the parties.

6.2	This Agreement will enure to the benefit of and be binding upon the parties and their respective heirs, executors, administrators and successors.

6.3	The parties will execute and deliver all such further documents, do or cause to be done all such further acts and things, and give all such further assurances as may be necessary to give full effect to the provisions and intent of this Agreement.

6.4	This Agreement will be governed by and construed in accordance with the laws of the Province of British Columbia and applicable federal laws related thereto.

6.5	Any notice required or permitted to be given under this Agreement will be in writing and may be given by delivering, sending by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy, or sending by prepaid registered mail, the notice to the following address:

(a)	If to the Company:

Blox, Inc. 600 – 666 Burrard Street Vancouver, BC V6C 3P6

Attention: President Telephone: 1 604 688 3899 Facsimile: 1 604 688 3896

(b)	If to the Consultant:

Robert Abenante 600 – 666 Burrard Street Vancouver, BC V6C 3P6

Attention: Robert Abenante Telephone: 1 604 688 3899 Facsimile: 1 604 688 3896

(c)	If to the Escrow Agent:

Clark Wilson LLP Barristers and Solicitors 900 – 885 West Georgia Street Vancouver, British Columbia Canada V6C 3H1

Fax: (604) 687-6314

Attention: Cam McTavish

(or to such other address as any party may specify by notice in writing to another party).  Any notice delivered or sent by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy on a business day will be deemed conclusively to have been effectively given on the day the notice was delivered, or the electronic communication was successfully transmitted, as the case may be.  Any notice sent by prepaid registered mail will be deemed conclusively to have been effectively given on the third business day after posting; but if at the time of posting or between the time of posting and the third business day thereafter there is a strike, lockout, or other labour disturbance affecting postal service, then the notice will not be effectively given until actually delivered.

6.6	Time is of the essence of this Agreement.

6.7	It is understood and agreed by the parties to this Agreement that the only duties and obligations of the Escrow Agent are those specifically stated herein and no other.

6.8	This Agreement may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. This Agreement may be executed by delivery of executed signature pages by fax and such fax execution will be effective for all purposes.

[Signature page to follow]

IN WITNESS WHEREOF the parties have caused this Escrow Agreement to be executed as of the day and year first written above.

BLOX, INC.

Per:	“Ronald Renne” Name: Ronald Renne Title: President and CEO

SIGNED by ROBERT ABENANTE in the presence of: “signed” Signature Print Name Address Occupation	) ) ) ) ) ) ) ) ) ) ) ) )	“Robert Abenante” Robert Abenante

CLARK WILSON LLP

Per:	“Signed” Partner